Exhibit 99.1
Ascent Solar Appoints New Board Member

Company to intensify the re-entering of rooftop solar market

THORNTON, Colo.--(BUSINESS WIRE) -- Ascent Solar Technologies, Inc. (NASDAQ:ASTI), a developer of state-of-the-art, flexible thin-film photovoltaic modules, announced today it appointed Mr. Xu Biao as a member of its Board of Directors.

Mr. Xu (Winston Xu) is the founder and Chairman of Radiant Group, a leading metal roofing contractor and provider of building materials based in China. Mr. Xu is also the Chairman of TFG Radiant Investment Group Ltd., the single largest shareholder of Ascent Solar. Mr. Xu has more than 15 years of experience in various areas of business including investments, operations of business start-ups, developments, turnarounds, and private equity investments. As a Fellow member of Chartered Institute of Building (CIOB), Mr. Xu is an industry expert in the areas of metallic roofing design and construction, building materials, manufacturing, and international trading.

“We are pleased to welcome Winston to the Board of Directors and look forward to leveraging his rooftop construction expertise in East Asia. Winston brings a wealth of experience related to international trade, construction and renewable power generation," stated Victor Lee, Ascent Solar President and CEO.

Along with the appointment of Mr. Xu to the Board of Directors, Ascent Solar will intensify its pursuit of market opportunities, including re-entrance into the BIPV and BAPV sectors which was delayed in March, 2011.

“Mr. Xu will play a key role in our immediate plan to re-enter the BIPV and BAPV sectors. As those sectors continue to develop, Mr. Xu's experience and relationships in the rapidly growing Chinese market will be invaluable”, stated Dr. Amit Kumar, Chairman of Ascent Solar.

"Ascent Solar's technology enables light and flexible PV products with applications in multiple markets, including BIPV, BAPV and consumer electronics. Near term, there are many opportunities to develop products in the consumer electronics market, especially in Asia. I am looking forward to helping guide Ascent into those markets as well as the BIPV and BAPV sectors” commented Mr. Xu.

Ascent Solar will continue to serve premium, off-grid markets in the near term while aggressively ramping production and certifying an updated line of modules to IEC and UL standards in the fourth quarter of 2012. Ascent expects to re-enter the rooftop solar market on a global scale, with particular focus on the rapidly growing Asia market where Radiant Group has a strong presence. Ascent will also continue to work with strategic partners across all market segments to develop innovative sources of solar power generation.

Mr. Xu has been appointed a Class 3 director for Ascent Solar, and he stands for election at the Company's 2012 annual meeting. Mr. Xu was appointed to the Board as the designee of TFG Radiant pursuant to the Stockholders' Agreement between the Company and TFG Radiant.

About Ascent Solar Technologies, Inc.
Ascent Solar Technologies, Inc. is a developer of thin-film photovoltaic modules with substrate materials that can be more flexible than most traditional solar panels. Ascent Solar modules can be directly integrated into military and space applications, building integrated applications, and consumer electronics for portable power or configured as standalone modules for large scale terrestrial deployment. Ascent Solar is located in Thornton, Colorado. For more information about Ascent Solar, please visit www.ascentsolar.com.

Forward Looking Statements
Statements in this press release that are not statements of historical or current fact constitute "forward-looking statements." Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the Company's actual operating results to be materially different from any historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe these risks and uncertainties, readers are urged to consider statements that contain terms such as "believes," "belief," "expects," "expect," "intends," "intend," "anticipate," "anticipates," "plans," "plan," to be uncertain and forward-looking. The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in the Company's filings with the Securities and Exchange Commission.

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